SUB-ITEM 77D


Massachusetts  Investors  Trust,  (the  "Trust"),  modified  disclosure  to  its
Principal Investment Policies section regarding the fund's prospect for appreciation and income and added disclosure to its Principal Risks section regarding growth companies risk described in the prospectus contained in Post-Effective Amendment No. 88 to the Registration Statement (File Nos. 2-11401 and 811-203), as filed with the Securities and Exchange Commission via EDGAR on April 29, 2005 under Rule 485 of the Securities Act of 1933. Such description is incorporated herein by reference.